UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
[Missing Graphic Reference]

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2009

The McClatchy Company

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	1-9824 (Commission File Number)	52-2080478 (I.R.S. Employer Identification No.)

2100 Q Street

Sacramento, CA 95816

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code (916) 321-1846

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

   ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On May 20, 2009, The McClatchy Company, a Delaware corporation (“McClatchy” or the “Company”),  entered into an agreement with Bank of America, N.A., as Administrative Agent, to amend the Credit Agreement dated June 27, 2006 (the “Credit Agreement”) by and among McClatchy and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, JPMorgan Chase Bank, N.A., as Syndication Agent, and other lenders thereto (the “Fifth Amendment”).

Pursuant to the Fifth Amendment, the Company is permitted to use up to $60 million drawn from the revolving credit facility under the Credit Agreement or from operations as cash consideration in connection with an exchange offer for the Company’s 7.125% notes due 2011 and 4.625% notes due 2014 (with no more than $25 million available in exchange for the 2104 Notes).  In addition, among other things, the Fifth Amendment:

•
provides for Revolving Credit Facility reduction upon the sale of certain land in the Miami FL, by $125,000,000; and by $5 million on the earlier to occur of the date of closing of an exchange offer or June 30, 2009; by $5 million on September 30, 2009; by $30 million on December 31, 2009; by $5 million on March 31, 2010; and by $5 million on June 30, 2010; and

•
increases pricing on all outstanding loans to interest at the London Interbank Offered Rate (LIBOR) plus a spread ranging from 325 basis points to 475 basis points, based upon the  Company’s total leverage ratio;

•	amends the requirements for mandatory prepayments from certain sources of cash; and

•	further limits the ability of the Company to pay dividends, repurchase stock and make payments for the early retirement of bonds that come due after 2011.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Fifth Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits

(c)   Exhibits

Exhibit 10.1                                Amendment No. 5 to Credit Agreement dated as of May 20, 2009, by and between The McClatchy Company and Bank of America, N.A., as Administrative Agent.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

    May 21, 2009                                                                                       The McClatchy Company

/s/Patrick J. Talamantes
By: Patrick J. Talamantes
Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number                                           Description
10.1	Amendment No. 5 to Credit Agreement dated as of May 20, 2009, by and between The McClatchy Company as Bank of America, N.A., as Administrative Agent